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                                                                     Exhibit 23



                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 33-00898) pertaining to the Southwest Bank 401(k) Retirement Savings Plan of our report dated April 26, 1996, with respect to the financial statements and schedules of the Southwest Bank 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.



St. Louis, Missouri                              /s/ Ernst & Young LLP
June 21, 1996